UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):
February 2, 2007 (January 31, 2007)

clickNsettle.com, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21419	25-2753988
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

990 Stewart Avenue, Suite 140
Garden City, New York 11530
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (516) 794-8950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Certificate of Incorporation

On January 31, 2007, clickNsettle.com, Inc. (the “Company”) filed a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware, pursuant to which the Company increased the number of authorized shares of its common stock from 25 million to 300 million. In January 2005, the Company’s shareholders had authorized the Board of Directors, in their sole discretion, to make such an increase. The Board of Directors believed that it was appropriate to do so at this time in order to facilitate a merger transaction or to acquire a different operating business which the Company has been seeking (and which has been disclosed in the Company’s recent Exchange Act periodic filings).

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit 3.1	Certificate of Amendment of Certificate of Incorporation of clickNsettle.com, Inc. dated January 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

clickNsettle.com, Inc.

By: /s/ Roy Israel
Name: Roy Israel
Title: Chief Executive Officer and President

By: /s/ Patricia Giuliani-Rheaume
Name: Patricia Giuliani-Rheaume
Title: Chief Financial Officer and Vice President

Dated: February 2, 2007

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation of clickNsettle.com, Inc. dated January 31, 2007